Exhibit 10.14
ELEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS ELEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Eleventh Amendment”) is made as of the 16th day of March, 2023 (“Effective Date”), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 20, 2022, as amended by that certain (i) First Amendment to Purchase and Sale and Escrow Instructions dated as of October 14, 2022, (ii) Second Amendment to Purchase and Sale Agreement and Escrow Instructions (“Second Amendment”) dated as of November 23, 2022, (iii) Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of December 9, 2022, (iv) email transmittal from Seller’s counsel to Buyer’s counsel dated as of December 28, 2022, 5:01 p.m. (California time), (v) Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of December 29, 2022, (vi) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 5, 2023, 12:13 p.m. (California time), (vii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 6, 2023, 11:56 a.m. (California time), (viii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 9, 2023, 11:21 a.m. (California time), (ix) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 10, 2023, 10:44 a.m. (California time), (x) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 11, 2023, 12:06 p.m. (California time), (xi) Fifth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of January 12, 2023, (xii) email transmittal from Seller’s counsel to Buyer’s counsel, dated as of January 25, 2023, 12:28 p.m. (California time), (xiii) Sixth Amendment to Purchase and Sale Agreement and Escrow Instructions (“Sixth Amendment”), dated as of January 26, 2023, (xiv) Seventh Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of February 10, 2023, (xv) Eighth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of February 17, 2023, (xvi) Ninth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of February 27, 2023, (xvii) Tenth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of March 6, 2023, and (xviii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of March 15, 2023, 11:23 a.m. (California time) (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Eleventh Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2.Closing Date. Subject to the terms and provisions of this Eleventh Amendment, the Closing Date shall be, and hereby is, extended from March 16, 2023, at 1:00 p.m. to March 22, 2023, at 1:00 p.m. (California time).
3.Additional Extension Fee. In consideration of Seller extending the Closing Date as provided in Paragraph 2 above, Buyer shall pay to Seller an extension fee by depositing in escrow with Escrow Holder, in cash or current funds, a sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Additional Extension Fee”) by no later than March 16, 2023. Buyer hereby irrevocably authorizes and directs Escrow Holder to remit the Additional Extension Fee directly to Seller upon Escrow Holder’s receipt of such Additional Extension Fee. The Additional Extension Fee shall be deemed earned in full upon execution and delivery of this Eleventh Amendment, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Additional Extension Fee to the extent received by Seller under this Paragraph 3. Notwithstanding anything stated to the contrary herein or in the Purchase Agreement, the Additional Extension Fee, once made, shall not be refundable to Buyer under any circumstances unless Seller fails to sell and convey the Property to Buyer when Seller is obligated to do so under the terms and provisions of the Purchase Agreement. If Buyer fails to timely deposit the Additional Extension Fee as provided in this Paragraph 3, then Buyer shall be in default under the Purchase Agreement and Seller shall have the right to terminate the Purchase Agreement and exercise all other rights and remedies under the Purchase Agreement.
4.Credit Towards Purchase Price. Paragraph 3 of the Sixth Amendment shall be, and hereby is, deleted in its entirety and the following paragraph shall be substituted in its place:
3.    Credit Towards Purchase Price. Buyer acknowledges that the Purchase Price is $155,000,000; provided, however, Seller hereby agrees that, concurrently with the Close of Escrow, Buyer shall be entitled to a credit towards the Purchase Price in the amount of Thirteen Million Dollars ($13,000,000) (“Closing Credit Amount”). Notwithstanding the foregoing, in the event the Close of Escrow does not occur by March 22, 2023, at 1:00 p.m. (California time), then Buyer shall not be entitled to any credit under this Paragraph 3, and the provisions of this Paragraph 3 shall be null and void and of no further force or effect. In furtherance of the foregoing, the provisions of Paragraph 4 of the Fifth Amendment shall be, and hereby is, deleted and is no longer of any force or effect.
5.Acknowledgment and Release. Buyer hereby reaffirms the provisions of Paragraph 4 of the Second Amendment, and the waivers, releases and agreements by Buyer thereunder shall be deemed remade as of the Effective Date of this Eleventh Amendment.
6.Restraining Notice; Indemnity.
(a)Reference is hereby made to that certain Restraining Notice and Information Subpoena and accompanying Questions and Answers in Connection with Information Subpoena,

dated as of March 8, 2023 under Index No. 655024/2017, with respect to 152-154 Spring Street Retail LLC (the “Judgement Creditor”), as plaintiff vs. Joel Schreiber and Waterbridge Capital LLC, as defendants (the “Restraining Notice”), a copy of which was emailed to Seller and Seller’s affiliate, KBS Real Estate Investment Trust II, Inc. (“KBS”) on March 8, 2023. Notwithstanding Seller’s agreeing to extend the Closing Date as provided above, Seller hereby expressly reserves (and Buyer acknowledges and understands that Seller is not waving and is expressly preserving) all rights and remedies available to Seller under the terms and provisions of the Purchase Agreement that may now (or may hereafter) exist based upon Seller’s and KBS’ receipt of the Restraining Notice, including, without limitation, any rights and remedies available to Seller due to a failed condition to closing under the provisions of Section 7.2 of the Purchase Agreement.
(b)Buyer hereby covenants and agrees to indemnify, defend and hold Seller and KBS harmless from and against any and all costs, expenses, damages and/or liabilities incurred by Seller and/or KBS arising from Seller’s and KBS’ receipt of the Restraining Notice, including, without limitation, Buyer’s reimbursement of Seller’s reasonable legal fees and other costs as provided in Section 15.5 of the Purchase Agreement.
The terms and provisions of this Section 6 shall survive the Close of Escrow or the earlier termination of the Purchase Agreement.
7.Notice. Section 15.1 of the Purchase Agreement is amended by removing Olshan Frome Wolosky LLP (and its contact information) and replacing it with:
Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
One South Street, 27th Floor
Baltimore, MD 21202
Attn: Isaac M. Neuberger, Esq.
E-mail: imn@nqgrg.com

8.Effectiveness of Agreement. Except as modified by this Eleventh Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
9.Counterparts. This Eleventh Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.
10.Telecopied/Emailed Signatures. A counterpart of this Eleventh Amendment that is signed by one party to this Eleventh Amendment and telecopied/emailed to the other party to this Eleventh Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Eleventh Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Eleventh Amendment.
11.Successors and Assigns. All of the terms and conditions of this Eleventh Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Buyer have entered into this Eleventh Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.

[SIGNATURES ON NEXT PAGE]

“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC
a Delaware limited liability company
By:    KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland Corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

“BUYER”
WB UNION PLAZA HOLDINGS LLC,
a Delaware limited liability company
By:    /s/ Joel Schreiber
Name:    Joel Schreiber
Its:    Authorized signer